SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 30, 2001

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company today reported net income of $5.9 million for the fourth quarter ended December 31, 2000 compared with net income of $3.5 million for the same period in 1999.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.4 - Press release dated March 30, 2001

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 2, 2001	By: /s/ Robert J. Jaeger
Robert J. Jaeger
Senior Vice President of
(Principal Financial Officer)

Exhibit 99.4

Westmoreland Reports
Fourth Quarter 2000 Earnings of $5.9 Million
Producing Profitable Year;
Progress Continues on Closing Acquisitions Announced in 2000

Colorado Springs, CO – March 30, 2001 -- Westmoreland Coal Company (AMEX: WLB) today reported net income of $5.9 million for the fourth quarter ended December 31, 2000 compared with net income of $3.5 million for the same period in 1999. Results for 2000 reflected certain significant one-time items, which included an increase in equity in earnings from independent power projects of $14.9 million for the settlement of the Roanoke Valley I (“ROVA”) power project litigation and a $4.6 million writedown in the book value of the Virginia independent power projects in anticipation of their sale to Virginia Power in connection with the ROVA settlement. Due to the long service lives originally adopted for depreciation purposes at the Virginia projects, the remaining carrying values exceeded the sales prices, which necessitated the writedown in 2000. Proceeds from the ROVA settlement reflect earnings which had not been recognized over the past several years when Virginia Power withheld capacity payments for forced outage days at the unit.

Sale of the Virginia projects was completed on March 23, 2001, at a price significantly greater than the projected discounted cash flows under the projects power supply contracts to Virginia Power, and reflects the Company’s strategic goal of optimizing the value of assets. Proceeds to the Company from the sale are approximately $25 million. Proceeds from settlement of the litigation and sale of the Virginia projects will be used to help meet the Company’s equity in the acquisition of the Montana Power and Knife River coal operations announced last fall. The Company is in the process of completing financing and obtaining regulatory approvals and consents necessary for closing, which it expects to complete in the near future.

Earnings for 2000 were $0.3 million compared to net income of $8.6 million for 1999. One-time items for 1999 included a gain of approximately $17.0 million from the strategic sale of the Rensselaer power project. In 2000, earnings were negatively impacted by reduced coal revenues from expiration of the 1.5 million tons per year Otter Tail Big Stone Station coal contract at WRI in late 1999 when that station elected to use a lower sulfur coal, an increase of $2.8 million in heritage health benefit costs compared to 1999 and a loss of $1.8 million from export coal terminal operations compared to a loss of $1.5 million in 1999. Equity in earnings from independent power was $32.3 million in 2000 compared to $34.5 million in 1999.

Coal revenues in 2000 were $35.1 million compared to $38.5 million in 1999. The renegotiation of a coal sales agreement with Xcel Energy, and increased sales to Western Fuels Association helped partially replace the revenues lost due to the expiration of the Otter Tail Big Stone Station contract. Prices received remained comparable between 2000 and 1999 and costs remained consistent as a percentage of revenues. Tons sold in 2000 were 4.9 million compared 5.5 million in 1999.

Cash provided by operating activities was $3.1 million in 2000 compared to cash used of $23.5 million in 1999.The change in 2000 compared to 1999 is mainly due to the receipt in 2000 of cash distributions from the overfunded black lung trust fund and the workers’ compensation bond, and the ROVA settlement; whereas, the 1999 period included the payment of cumulative pre-petition liabilities and reorganization costs offset by the proceeds received on the sale of Rensselaer. Cash used in investing activities in 2000 was $5.3 million compared to $11.5 million in 1999. Consolidated cash and cash equivalents as of December 31, 2000 totaled $14.2 million, including $2.4 million at WRI. The cash at WRI, an 80%-owned subsidiary, is available to the Company through dividends. The Company also had restricted cash, which was not classified as cash or cash equivalents, of $19.2 million at December 31, 2000.

Christopher K. Seglem, Westmoreland’s Chairman, President and CEO, commented: “We are extremely pleased to have been able to achieve profitability despite the heavy burden of our post-retirement health benefit costs, in a year dedicated to implementing our strategic plan for growth, the results of which will not be enjoyed until the acquisitions in progress are closed and their operations are fully integrated into the ongoing core business. It is a tremendous credit to our employees.”

Effect of Preferred Dividend Requirements
After recognition (for financial statement presentation purposes) of $1.8 million for undeclared, unpaid preferred dividends, net loss applicable to common shareholders in 2000 was $1.5 million, or a loss of $0.21 per share compared to a net income applicable to common shareholders of $5.6 million, or $0.80 per share in 1999. As of December 31, 2000, the Company had shareholders’ equity of $3.4 million compared to shareholders’ equity of $3.1 million as of December 31, 1999. Accumulated undeclared, unpaid preferred dividends amounted to $11.1 million through and including January 1, 2001. Preferred shareholders are entitled to elect two directors while six or more quarterly dividends remain in arrears.

Annual Meeting of Shareholders
The Company will hold its Annual Meeting of Shareholders beginning at 10:00 a.m. on Wednesday, May 30, 2001 at the Antlers Adam’s Mark Hotel in Colorado Springs, Colorado. An Annual Report, proxy materials and voting instructions will be mailed to all common shareholders and holders of depositary shares eligible to vote at the meeting.

SEC Filings Westmoreland will soon file its 2000 Form 10-K with the SEC. The Company will also file Form 8-K’s within 15 days of closing on its announced acquisitions, and file certain audited financial statements and unaudited pro forma financial information approximately 60 days following the filing of the Form 8-K’s. Shareholders may request copies of these materials by contacting the Company at the following address: Westmoreland Coal Company, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO, 80903. The Forms may also be obtained electronically through the SEC EDGAR system.

Westmoreland Coal Company, headquartered in Colorado Springs, is the oldest independent coal company in the United States. Currently, Westmoreland is in the process of acquiring Montana Power Company’s coal business including operations in Montana and Texas, and the coal operations of Knife River Corporation, including active coal mines in North Dakota and Montana, and certain rights to the Gascoyne Mine reserves in North Dakota. The company also recently announced that it is pursuing the development of a 500MW lignite-fired power project in North Dakota. The Company’s existing operations include Powder River Basin coal mining through its 80%-owned subsidiary, Westmoreland Resources, Inc., and interests in four independent power projects held by its wholly owned subsidiary, Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

Certain statements in this report which are not historical facts or information are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's access to financing; the Company's ability to successfully identify new business opportunities; the Company's ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company's ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings, the announced liquidity issues for Washington Group International and other factors discussed in Item 1 and Item 7 of the Company’s Form 10-K for the year ended December 31, 2000. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

THE ATTACHED FINANCIAL RESULTS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S COMPLETE FINANCIAL STATEMENTS CONTAINED IN THE 2000 FORM 10-K.

###

For further information contact Diane Jones (719) 442-2600.

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited)

December 31,	2000	1999

	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$ 14,193	$ 20,122
Receivables:
Trade	3,105	2,156
Excess of trust assets over pneumoconiosis benefit
obligation	-	6,397
Terminated pension plan, net	-	500
Other	565	621

	3,670	9,674
Other current assets	1,086	1,180

Total current assets	18,949	30,976

Property, plant and equipment:
Land and mineral rights	10,564	10,572
Plant and equipment	65,709	66,231

	76,273	76,803
Less accumulated depreciation and depletion	41,580	40,245

	34,693	36,558

Investment in independent power projects	49,419	45,225
Investment in Dominion Terminal Associates (DTA)	4,327	4,672
Workers’ compensation bond	3,849	4,748
Prepaid pension cost	4,118	3,897
Excess of trust assets over pneumoconiosis benefit
obligation	6,807	5,255
Security deposits	15,368	10,148
Other assets	1,566	818

Total Assets	$139,096	$142,297

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited) - Continued

December 31,	2000	1999

	(in thousands)
Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$ -	$ 220
Accounts payable and accrued expenses:
Trade	1,987	2,010
Taxes, other than income taxes	3,170	3,932
Workers compensation	3,100	3,200
Postretirement medical costs	10,500	10,130
1974 UMWA Pension Plan obligations	1,279	1,128
Reorganization expenses	-	400
Other accrued expenses	370	970
Reclamation costs	100	100

Total current liabilities	20,506	22,090

Long-term debt, less current installments	-	1,343
Accrual for workers compensation, less current portion	12,236	15,072
Accrual for postretirement medical costs, less current
portion	82,968	78,643
1974 UMWA Pension Plan obligations, less current
portion	9,409	10,751
Accrual for reclamation costs, less current portion	2,309	2,537
Other liabilities	3,003	1,930

Minority interest	5,292	6,874

Commitments and contingent liabilities

Shareholders’ equity
Preferred stock of $1.00 par value
Authorized 5,000,000 shares;
Issued and outstanding 208,708 shares	209	209
Common stock of $2.50 par value
Authorized 20,000,000 shares;
Issued and outstanding 7,069,663 shares in 2000 and	17,674	17,669
7,067,663 shares in 1999
Other paid-in capital	67,318	67,315
Accumulated deficit	(81,828)	(82,136)

Total shareholders’ equity	3,373	3,057

Total Liabilities and Shareholders’ Equity	$139,096	$142,297

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

Years Ended December 31,	2000	1999	1998

	(in thousands)
Revenues:
Coal	$35,137	$38,539	$44,010
Independent power projects - equity in earnings	32,260	34,492	64,465
Dominion Terminal Associates ("DTA") – equity in
earnings (share of losses)	(1,800)	(1,464)	94

	65,597	71,567	108,569

Cost and expenses:
Cost of sales – coal	30,250	33,637	37,472
Depreciation, depletion and amortization	1,972	1,571	2,289
Selling and administrative	7,786	9,660	7,040
Heritage health benefit costs	21,503	18,737	31,449
Pension expense (benefit)	(585)	(149)	111
Unusual charges	-	-	2,000
Doubtful accounts recoveries	(400)	(174)	(1,028)
Impairment charges	4,632	-	12,164
Loss (gains) on sales of assets	6	(433)	(475)

	65,164	62,849	91,022

Operating income	433	8,718	17,547

Other income (expense):
Interest expense	(911)	(1,135)	(190)
Interest income	1,866	2,052	-
Minority interest	(518)	(854)	(775)
Other income (expense)	(999)	(226)	1,999

	(562)	(163)	1,034

Income (loss) from operations before
reorganization items and income taxes	(129)	8,555	18,581

Reorganization items:
Legal and consulting fees	-	-	(9,872)
Interest expense	-	-	(5,188)
Interest income	-	-	3,594

Income (loss) before income taxes	(129)	8,555	7,115

Income tax (expense) benefit	437	82	(3,787)

Income from operations	308	8,637	3,328

Cumulative effect of change in accounting principle	-	-	(9,876)

Net income (loss)	308	8,637	(6,548)
Less preferred stock dividend requirements	1,776	2,992	4,888

Net income (loss) applicable to common
shareholders	$ (1,468)	$ 5,645	$(11,436)

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited) - Continued

Years Ended December 31,	2000	1999	1998

Income (loss) per share applicable to	(in thousands except per share data)
common shareholders-basic:
Continuing operations	$(0.21)	$0.80	$(0.22)
Cumulative effect of changes in accounting
principles	-	-	(1.42)

	$(0.21)	$0.80	$(1.64)

Income (loss) per share applicable to common
shareholders - diluted	$(0.21)	$0.79	$(1.64)

Pro forma amounts assuming the changes in
accounting principles are applied retroactively:
Net loss applicable to common
shareholders			$(1,560)
Loss per share applicable to common
shareholders			$(0.22)

Weighted average number of common
shares outstanding - basic	7,070	7,040	6,965
Weighted average number of common
shares outstanding - diluted	7,070	7,146	6,965

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

Years Ended December 31,	2000	1999	1998

	(in thousands)
Cash flows from operating activities:
Net income (loss)	$ 308	$8,637	$(6,548)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Equity in earnings of independent power projects	(32,260)	(34,492)	(64,465)
Cash distributions from independent power projects	23,434	51,653	46,355
Share of losses (equity in earnings) from Dominion
Terminal Associates	1,800	1,464	(94)
Cash generated by Dominion Terminal
Associates	168	942	2,952
Cash contributions to Dominion Terminal
Associates	(1,623)	(1,603)	(1,877)
Depreciation, depletion and amortization	1,972	1,571	2,289
Stock compensation expense	-	297	-
Unusual charges (credits)	-	-	2,000
Impairment charges	4,632	-	12,164
Loss (gains) on sales of assets	6	(433)	(475)
Cash from pension termination, net	500	-	12,540
Distributions from pneumoconiosis trust	6,397	-	2,634
Minority interest	518	854	775
Cumulative effect of change in accounting principle	-	-	9,876
Other	(654)	147	(358)
Changes in assets and liabilities:
Receivables	(893)	2,519	213
Workers’ compensation bond	899	(1,208)	2,525
Prepaid pension cost	(221)	(149)	(220)
Excess of trust assets over pneumoconiosis
benefit obligation	(1,552)	(761)	(1,825)
Accounts payable and accrued expenses	(1,700)	(4,337)	1,690
Income taxes payable	315	(2,185)	2,185
Accrual for workers’ compensation	(2,936)	(2,266)	(3,203)
Accrual for postretirement medical costs	4,695	4,564	(2,502)
1974 UMWA Pension Plan	(1,191)	(1,897)	-
Consent judgment payment obligation	-	(39,006)	39,006
Other liabilities	845	(300)	(5,998)

Net cash provided by (used in) operating activities before
reorganization items	3,459	(15,989)	49,639

Changes in reorganization items-
Reorganization expenses	(400)	(7,500)	6,255

Net cash provided by (used in) operating activities	3,059	(23,489)	55,894

(Continued)

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited) - Continued

Years Ended December 31,	2000	1999	1998

	(in thousands)
Cash flows from investing activities:
Additions to property, plant and equipment	(647)	(2,069)	(2,945)
Reimbursement from mine operator	530	-	-
Net proceeds from sales of investments and assets	4	726	511
Security deposits	(5,220)	(10,148)	-

Net cash used in investing activities	(5,333)	(11,491)	(2,434)

Cash flows from financing activities:
Repayment of long-term debt	(1,563)	(199)	(51)
Dividends paid to minority shareholders of subsidiary	(2,100)	(1,000)	-
Exercise of stock options	8	66	-
Repurchase of preferred stock	-	(27,838)	-

Net cash used in financing activities	(3,655)	(28,971)	(51)

Net increase (decrease) in cash and cash equivalents	(5,929)	(63,951)	53,409
Cash and cash equivalents, beginning of year	20,122	84,073	30,664

Cash and cash equivalents, end of year	$14,193	$20,122	$84,073

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$1,000	$6,076	$27
Income taxes	2	1,606	120

In January 1999, the Company issued 45,000 shares of restricted stock valued at $297,000 to several employees as compensation.